ZIONS BANCORPORATION
Press Release – Page 1
July 26, 2016

Zions Bancorporation One South Main Salt Lake City, UT 84133 July 26, 2016 www.zionsbancorporation.com
Second Quarter 2016 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation Reports: 2Q16 Net Earnings[1] of $91 million, diluted EPS of $0.44 compared to 1Q16 Net Earnings[1] of $79 million, diluted EPS of $0.38, and 2Q15 Net Earnings[1] of $(1.1) million, diluted EPS of $(0.01)

SECOND QUARTER RESULTS

$0.44	$91 million	6.31%	11.9%	3.39%	64.5%
Earnings per diluted common share	Net Earnings [1]	Tangible return on average tangible common equity [2]	Common Equity Tier 1 [2]	Net interest margin (“NIM”)	Efficiency ratio [2]

HIGHLIGHTS

Net Interest Income and Net Interest Margin	• Net interest income was $465 million for 2Q16, up 3% from 1Q16 and up 10% from 2Q15 • NIM up 4 bps to 3.39% from 3.35% in 1Q16 and up 21 bps from 3.18% in 2Q15

Operating Performance [3]
•
Adjusted pre-provision net revenue ("PPNR")[2] was $211 million for 2Q16, up 16% from 1Q16 and up 32% from 2Q15
•
Efficiency ratio[2] of 64.5% for 2Q16, an improvement of 399 bps from 1Q16
•
Adjusted noninterest expense[2] of $384 million in 2Q16 compared to $396 million in 1Q16
•
Customer-related fees in 2Q16 increased 5% from 1Q16

Loans and Credit Quality
•
Net loans and leases increased $1.1 billion, or 2.6%, from 1Q16 (10.5% annualized)
•
Nonperforming assets were 1.30% of loans and leases, down from 1.33% in 1Q16
•
Provision for credit losses was $30 million, compared to $36 million in 1Q16
•
Net charge-offs were $38 million in 2Q16, compared to $36 million in 1Q16

Oil and Gas-Related Exposure
•
Net charge-offs for oil and gas loans were $37 million in 2Q16, compared to $36 million in 1Q16
•
Oil and gas portfolio allowance continued to exceed 8% of the portfolio
•
Criticized oil and gas-related loans remained stable at 38% of the oil and gas-related loans

1 Net Earnings is net earnings applicable to common shareholders.
2 For information on non-GAAP financial measures see pages 15-17.
3 Included in these non-GAAP financial measures are the key metrics to which Zions announced it would hold itself accountable in its June 1, 2015 efficiency initiative, and to which executive compensation is tied.

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, commented, “We are pleased with the Company’s positive momentum, as evidenced most notably by the continued strong improvement in pre-provision net revenue which increased 32% in the second quarter from the same prior year period. As anticipated, the strong performance is coming from loan growth, which came from diverse geographies and product types, and well-controlled expenses. We are focused on increasing both the return on and the return of capital. Accordingly, we announced a one-third increase in our dividend, and the commencement at the earliest opportunity of a share repurchase program expected to total $180 million over the next four quarters.”

OPERATING PERFORMANCE[2]

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ZIONS BANCORPORATION
Press Release – Page 2
July 26, 2016

The percent change amounts presented in the following tables are calculated on amounts in thousands rather than millions.
RESULTS OF OPERATIONS

Net Interest Income
				2Q16 - 1Q16		2Q16 - 2Q15
(In millions)	2Q16	1Q16	2Q15	$	%	$	%
Interest and fees on loans	$434	$421	$421	$13	3%	$13	3%
Interest on money market investments	6	7	6	(1)	(21)	—	(4)
Interest on securities	47	47	28	—	1	19	65
Total interest income	487	475	455	12	3	32	7
Interest on deposits	12	12	12	—	—	—	(4)
Interest on short and long-term borrowings	10	10	19	—	—	(9)	(47)
Interest expense	22	22	31	—	—	(9)	(30)
Net interest income	$465	$453	$424	$12	3	$41	10
Net interest income increased to $465 million in the second quarter of 2016 from $453 million in the first quarter of 2016. The net interest margin increased to 3.39% in the second quarter of 2016, compared to 3.35% in the first quarter of 2016. The Company continues to change its mix of interest-earning assets as average money market investments declined in the second quarter of 2016 by $1.1 billion, much of which was deployed into loans and term investment securities. Average loans and leases held for investment increased in the second quarter of 2016 by $1.1 billion and average securities increased $876 million. The increase in net interest income was due to a $13 million increase in interest and fees on loans resulting from solid loan growth across all segments in recent quarters. Although the average amount of investment securities increased, the interest income on securities was stable with the prior quarter primarily due to elevated prepayments and the corresponding reduction in portfolio yield.

Noninterest Income
				2Q16 - 1Q16		2Q16 - 2Q15
(In millions)	2Q16	1Q16	2Q15	$	%	$	%
Service charges and fees on deposit accounts	$42	$41	$42	$1	2%	$—	1%
Other service charges, commissions and fees	52	49	47	3	5	5	11
Wealth management income	9	8	8	1	10	1	8
Loan sales and servicing income	10	8	8	2	28	2	21
Capital markets and foreign exchange	5	6	7	(1)	(20)	(2)	(38)
Customer-related fees	118	112	112	6	5	6	5
Dividends and other investment income	6	5	9	1	34	(3)	(33)
Fair value and nonhedge derivative income (loss)	(2)	(3)	2	1	26	(4)	(204)
Other	4	3	(128)	1	63	132	103
Total noninterest income	$126	$117	$(5)	$9	8	$131	(2,785)
Total noninterest income for the second quarter of 2016 was $126 million, compared to $117 million for the first quarter of 2016. The improvement in total noninterest income during the quarter was primarily due to customer-related fees, which increased in the second quarter of 2016 by 5% compared to the prior quarter and prior year

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ZIONS BANCORPORATION
Press Release – Page 3
July 26, 2016

period. Additionally, equity securities gains increased primarily due to a $2 million increase in the market value of the Company’s SBIC investments.

Noninterest Expense
				2Q16 - 1Q16		2Q16 - 2Q15
(In millions)	2Q16	1Q16	2Q15	$	%	$	%
Salaries and employee benefits	$241	$258	$251	$(17)	(7)%	$(10)	(4)%
Occupancy, net	30	30	30	—	(1)	—	(2)
Furniture, equipment and software	30	32	31	(2)	(5)	(1)	(2)
Credit-related expense	6	6	8	—	(1)	(2)	(28)
Provision for unfunded lending commitments	(4)	(6)	(2)	2	27	(2)	(83)
Professional and legal services	12	11	13	1	7	(1)	(7)
Advertising	5	6	7	(1)	(6)	(2)	(19)
FDIC premiums	10	7	9	3	34	1	11
Amortization of core deposit and other intangibles	2	2	2	—	(2)	—	(15)
Other	50	50	50	—	1	—	(1)
Total noninterest expense	$382	$396	$399	$(14)	(4)	$(17)	(4)
Adjusted noninterest expense [1]	$384	$396	$395	$(12)	(3)%	$(11)	(3)%

[1]	For information on non-GAAP financial measures see pages 15-17.
The Company continued to make meaningful progress with its corporate restructuring and cost initiatives during the quarter. Noninterest expense for the second quarter of 2016 was $382 million, compared to $396 million for the first quarter of 2016, and $399 million for the second quarter of 2015. The decrease in total noninterest expense from the first quarter of 2016 was primarily due to a decrease of $17 million in salaries and employee benefits, which was predominantly a result of $13 million of seasonal increases that occurred during the first quarter related to the accrual for annual restricted stock awards and payroll taxes, in addition to a $3 million decline in severance. For more information on adjusted noninterest expense measures used to determine the Company’s efficiency ratio, see pages 15-17.
BALANCE SHEET ANALYSIS

Loans and Leases
				2Q16 - 1Q16		2Q16 - 2Q15
(In millions)	2Q16	1Q16	2Q15	$	%	$	%
Loans held for sale	$147	$109	$152	$38	35%	$(5)	(4)%
Loans and leases, net of unearned income and fees	42,501	41,418	40,024	1,083	3	2,477	6
Less allowance for loan losses	608	612	609	(4)	(1)	(1)	—
Loans held for investment, net of allowance	$41,893	$40,806	$39,415	$1,087	3	$2,478	6
Loans and leases, net of unearned income and fees, increased $1.1 billion, or 2.6% (10.5% on an annualized basis based on second quarter growth) to $42.5 billion at June 30, 2016 from $41.4 billion at March 31, 2016. Average loans and leases held for investment of $42.1 billion during the second quarter of 2016 increased from $41.0 billion during the first quarter of 2016. The increase in loans was widespread across products and geography, with

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ZIONS BANCORPORATION
Press Release – Page 4
July 26, 2016

particular strength in commercial real estate term, 1-4 family residential (which includes the purchase of $104 million of loans), and commercial and industrial loans. Unfunded lending commitments were $18.5 billion at June 30, 2016, compared to $18.2 billion at March 31, 2016.

Oil and Gas-Related Exposure[1]
				2Q16 - 1Q16		2Q16 - 2Q15
(In millions)	2Q16	1Q16	2Q15	$	%	$	%
Loans and leases
Upstream – exploration and production	$831	$859	$954	$(28)	(3)%	$(123)	(13)%
Midstream – marketing and transportation	658	649	589	9	1	69	12
Downstream – refining	131	129	131	2	2	—	—
Other non-services	45	43	75	2	5	(30)	(40)
Oilfield services	712	734	879	(22)	(3)	(167)	(19)
Oil and gas service manufacturing	193	229	255	(36)	(16)	(62)	(24)
Total loan and lease balances [2]	2,570	2,643	2,883	(73)	(3)	(313)	(11)
Unfunded lending commitments	1,823	2,021	2,385	(198)	(10)	(562)	(24)
Total oil and gas credit exposure	$4,393	$4,664	$5,268	$(271)	(6)	$(875)	(17)

Private equity investments	$6	$12	$18	$(6)	(50)	$(12)	(67)

Credit quality measures [2]
Criticized loan ratio	37.8%	37.5%	20.3%
Classified loan ratio	31.5%	26.9%	11.3%
Nonaccrual loan ratio	11.1%	10.8%	2.3%
Current nonaccrual loan ratio	89.2%	90.6%	87.9%
Net charge-off ratio, annualized [3]	5.8%	5.4%	—%

[1]
Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide.

2 Total loan and lease balances and the credit quality measures do not include $13 million of oil and gas loans held for sale.

[3]	Calculated as the ratio of annualized net charge-offs for each respective period to loan balances at each period end.
During the second quarter of 2016, oil and gas-related loans decreased $73 million, or 3%, and total oil and gas credit exposure decreased by $271 million, or 6%. Oil and gas services (oilfield services and oil and gas service manufacturing) decreased $58 million, or 6%, from the first quarter of 2016, and $229 million, or 20%, from the second quarter of 2015. Unfunded lending commitments decreased by $198 million, primarily in the oilfield services and oil and gas service manufacturing portfolios. Consistent with management’s expectations, the majority of loan downgrades in the second quarter of 2016 reflected deterioration in the financial condition of companies in the oilfield services and the exploration and production portfolios. Oil and gas-related loan net charge-offs were $37 million in the second quarter of 2016 and were predominantly in the oilfield services portfolio, compared to $36 million in the first quarter of 2016. Nonaccrual and criticized oil and gas-related loan ratios remained relatively flat from the first quarter of 2016. Approximately 89% of oil and gas-related nonaccruing loans were current as to principal and interest payments as of June 30, 2016, similar to the 91% reported as of March 31, 2016. The allowance for credit losses related to oil and gas-related loans remained more than 8% for the second quarter of 2016.

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ZIONS BANCORPORATION
Press Release – Page 5
July 26, 2016

Asset Quality
				2Q16 - 1Q16		2Q16 - 2Q15
(In millions)	2Q16	1Q16	2Q15	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	1.30%	1.33%	0.96%	(3)		34
Annualized ratio of net loan and lease charge-offs to average loans	0.36	0.35	0.11	1		25
Ratio of total allowance for credit losses to loans and leases outstanding	1.58	1.64	1.72	(6)		(14)
				$	%	$	%
Classified loans	$1,610	$1,532	$1,293	$78	5%	$317	25%
Provision for credit losses	30	36	(2)	(6)	(17)	32	1,818
Asset quality for the total portfolio remained strong and was generally stable when compared to the prior quarter. Nonperforming assets were $556 million at June 30, 2016, compared to $552 million at March 31, 2016, and classified loans increased 5% to $1.6 billion at June 30, 2016, from $1.5 billion at March 31, 2016. The ratio of nonperforming assets to loans and leases and other real estate owned decreased to 1.30% at June 30, 2016, compared to 1.33% at March 31, 2016. The allowance for credit losses decreased to $673 million at June 30, 2016 from $681 million at March 31, 2016, which was 1.58% and 1.64% of loans and leases, respectively.
Total net charge-offs were $38 million in the second quarter of 2016, or an annualized 0.36% of average loans, compared to $36 million, or an annualized 0.35% of average loans, in the first quarter of 2016. Only $1 million of net charge-offs were attributed to loans outside of the oil and gas portfolio. Additionally, classified loans outside of the oil and gas portfolio decreased by 3% in the second quarter of 2016, compared to the first quarter. The Company provided $30 million for credit losses during the second quarter of 2016, compared to $36 million during the first quarter of 2016. The decrease of $4 million in the allowance for loan losses reflected continued strong credit quality. The reserve for unfunded lending commitments declined by $4 million as a result of improved credit quality assessments related to these obligations.

Deposits
				2Q16 - 1Q16		2Q16 - 2Q15
(In millions)	2Q16	1Q16	2Q15	$	%	$	%
Noninterest-bearing demand	$22,276	$21,872	$21,558	$404	2%	$718	3%
Interest-bearing:
Savings and money market	25,541	25,724	24,744	(183)	(1)	797	3
Time	2,336	2,072	2,263	264	13	73	3
Foreign	118	220	372	(102)	(46)	(254)	(68)
Total deposits	$50,271	$49,888	$48,937	$383	1	$1,334	3
Total deposits increased to $50.3 billion at June 30, 2016, compared to $49.9 billion at March 31, 2016. Average total deposits increased $396 million to $50.0 billion for the second quarter of 2016, compared to $49.6 billion for

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ZIONS BANCORPORATION
Press Release – Page 6
July 26, 2016

the first quarter of 2016. Average noninterest bearing deposits were generally stable at $21.8 billion for the second quarter of 2016, compared to $21.9 billion for the first quarter of 2016, and were 44% of average total deposits.

Shareholders’ Equity
				2Q16 - 1Q16		2Q16 - 2Q15
(In millions)	2Q16	1Q16	2Q15	$	%	$	%
Shareholders’ equity:
Preferred Stock	$709	$828	$1,004	$(119)	(14)%	$(295)	(29)%
Common Stock	4,783	4,779	4,738	4	—	45	1
Retained earnings	2,110	2,031	1,823	79	4	287	16
Accumulated other comprehensive income (loss)	24	(12)	(35)	36	303	59	167
Total shareholders' equity	$7,626	$7,626	$7,530	$—	—	$96	1
The Company’s preferred stock decreased by $119 million in the second quarter of 2016 as a result of the tender offer the Company completed during the quarter to purchase $27 million of its Series I preferred stock, $59 million of its Series J preferred stock, and $33 million of its Series G preferred stock for an aggregate cash payment of $127 million. The total one-time reduction to net earnings applicable to common shareholders associated with the preferred stock redemption was $10 million. Preferred dividends are expected to be $10.4 million for the third quarter of 2016 and first quarter of 2017 and are expected to be $12.4 million for the fourth quarter of 2016 and the second quarter of 2017.
Accumulated other comprehensive income (loss) increased to $24 million from $(12) million primarily as a result of improvement in the fair value of the Company’s available-for-sale securities portfolio due largely to changes in the interest rate environment.
Tangible book value per common share increased to $28.72 at June 30, 2016, compared to $28.20 at March 31, 2016. The estimated Basel III common equity tier 1 (“CET1”) capital ratio was 11.94% at June 30, 2016, compared to 12.13% at March 31, 2016; Basel III capital ratios are based on the applicable phase-in periods, however, the fully phased-in ratio was not substantially different.
On June 29, the Board of Governors of the Federal Reserve System notified Zions that the Federal Reserve did not object to Zions’ board-approved 2016 capital plan. Zions’ capital plan for the period spanning July 1, 2016 through June 30, 2017 include the following capital actions:

•	The increase of the common dividend to $0.08 per share per quarter

•	Up to $180 million of common stock repurchases

•	Up to $144 million of preferred equity redemption
On July 22, 2016, the Company announced that its board of directors declared a regular quarterly dividend of $0.08 per common share and authorized the commencement of its stock buyback program, including $45 million expected in the third quarter of 2016.

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ZIONS BANCORPORATION
Press Release – Page 7
July 26, 2016

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 26, 2016). Media representatives, analysts, investors, and the public are invited to join this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 43431070, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies with total assets of approximately $60 billion. Zions operates under local management teams and unique brands in 11 western and southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The company is a national leader in Small Business Administration lending and public finance advisory services, and is a consistent top recipient of numerous Greenwich Excellence awards in banking. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 8
July 26, 2016

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
BALANCE SHEET [1]
Loans held for investment, net of allowance	$41,893,230	$40,806,291	$40,043,494	$39,516,683	$39,414,609
Total assets	59,642,992	59,179,913	59,664,543	58,405,718	58,360,005
Deposits	50,270,921	49,887,857	50,374,091	48,920,147	48,937,124
Total shareholders’ equity	7,626,383	7,625,737	7,507,519	7,638,095	7,530,175
STATEMENT OF INCOME
Net earnings (loss) applicable to common shareholders	90,647	78,777	88,197	84,238	(1,100)
Net interest income	$464,849	$452,842	$448,833	$425,377	$423,704
Taxable-equivalent net interest income	470,913	458,242	453,780	429,782	428,015
Total noninterest income	125,717	116,761	118,641	125,944	(4,682)
Total noninterest expense	381,894	395,573	397,353	391,280	398,997
Adjusted pre-provision net revenue [2]	211,472	182,124	174,013	171,204	160,417
Provision for loan losses	34,492	42,145	22,701	18,262	566
Provision for unfunded lending commitments	(4,246)	(5,812)	(6,551)	1,428	(2,326)
Provision for credit losses	30,246	36,333	16,150	19,690	(1,760)
PER COMMON SHARE
Net earnings (loss) per diluted common share	$0.44	$0.38	$0.43	$0.41	$(0.01)
Dividends	0.06	0.06	0.06	0.06	0.06
Book value per common share [1]	33.72	33.23	32.67	32.47	32.03
Tangible book value per common share [1,2]	28.72	28.20	27.63	27.42	26.95
SELECTED RATIOS AND OTHER DATA
Return on average assets	0.77%	0.62%	0.68%	0.69%	0.10%
Return on average common equity	5.30%	4.67%	5.17%	5.02%	(0.07)%
Tangible return on average tangible common equity [2]	6.31%	5.59%	6.20%	6.05%	0.03%
Net interest margin	3.39%	3.35%	3.23%	3.11%	3.18%
Efficiency ratio [2]	64.5%	68.5%	69.6%	69.1%	71.1%
Effective tax rate	34.6%	31.4%	30.5%	28.8%	28.3%
Ratio of nonperforming assets to loans and leases and other real estate owned	1.30%	1.33%	0.87%	0.92%	0.96%
Annualized ratio of net loan and lease charge-offs to average loans	0.36%	0.35%	0.13%	0.31%	0.11%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.58%	1.64%	1.68%	1.69%	1.72%
Full-time equivalent employees	10,064	10,092	10,200	10,219	10,265
CAPITAL RATIOS [1]
Tangible common equity ratio	10.05%	9.92%	9.63%	9.76%	9.58%
Basel III: [3]
Common equity tier 1 capital	11.94%	12.13%	12.22%	12.16%	12.00%
Tier 1 leverage	11.25%	11.44%	11.26%	11.63%	11.65%
Tier 1 risk-based capital	13.39%	13.87%	14.08%	14.41%	14.26%
Total risk-based capital	15.47%	15.97%	16.12%	16.46%	16.32%
Risk-weighted assets	49,150,140	47,695,790	46,747,245	46,313,188	46,179,545
Weighted average common and common-equivalent shares outstanding	204,536,196	204,095,529	204,276,930	204,154,880	202,887,762
Common shares outstanding [1]	205,103,566	204,543,707	204,417,093	204,278,594	203,740,914

[1]	At period end.

[2]	For information on non-GAAP financial measures see pages 15-17.

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July 26, 2016

[3]	Basel III capital ratios became effective January 1, 2015 and are based on the applicable phase-in periods. Current period ratios and amounts represent estimates.

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July 26, 2016

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$560,262	$517,803	$798,319	$602,694	$758,238
Money market investments:
Interest-bearing deposits	2,154,959	3,039,090	6,108,124	6,558,678	7,661,311
Federal funds sold and security resell agreements	620,469	1,587,212	619,758	1,325,501	1,404,246
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $720,991, $636,484, $552,088, $553,088, and $578,327)	713,392	631,646	545,648	544,168	570,869
Available-for-sale, at fair value	9,477,089	8,701,885	7,643,116	6,000,011	4,652,415
Trading account, at fair value	118,775	65,838	48,168	73,521	74,519
	10,309,256	9,399,369	8,236,932	6,617,700	5,297,803
Loans held for sale	146,512	108,764	149,880	139,122	152,448
Loans and leases, net of unearned income and fees	42,501,575	41,418,185	40,649,542	40,113,123	40,023,984
Less allowance for loan losses	608,345	611,894	606,048	596,440	609,375
Loans held for investment, net of allowance	41,893,230	40,806,291	40,043,494	39,516,683	39,414,609
Other noninterest-bearing investments	850,578	855,813	848,144	851,225	863,443
Premises and equipment, net	955,540	925,430	905,462	873,800	856,577
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	12,281	14,259	16,272	18,546	20,843
Other real estate owned	8,354	10,411	7,092	12,799	13,269
Other assets	1,117,422	901,342	916,937	874,841	903,089
	$59,642,992	$59,179,913	$59,664,543	$58,405,718	$58,360,005

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$22,276,600	$21,872,274	$22,276,664	$21,572,022	$21,557,584
Interest-bearing:
Savings and money market	25,540,525	25,723,996	25,672,356	24,690,359	24,744,288
Time	2,336,088	2,071,688	2,130,680	2,216,206	2,263,146
Foreign	117,708	219,899	294,391	441,560	372,106
	50,270,921	49,887,857	50,374,091	48,920,147	48,937,124
Federal funds and other short-term borrowings	270,255	232,188	346,987	272,391	227,124
Long-term debt	698,712	802,448	812,366	939,543	1,045,484
Reserve for unfunded lending commitments	64,780	69,026	74,838	81,389	79,961
Other liabilities	711,941	562,657	548,742	554,153	540,137
Total liabilities	52,016,609	51,554,176	52,157,024	50,767,623	50,829,830
Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	709,601	828,490	828,490	1,004,159	1,004,032
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 205,103,566, 204,543,707, 204,417,093, 204,278,594, and 203,740,914 shares	4,783,061	4,777,630	4,766,731	4,756,288	4,738,272
Retained earnings	2,110,069	2,031,270	1,966,910	1,894,623	1,823,043
Accumulated other comprehensive income (loss)	23,652	(11,653)	(54,612)	(16,975)	(35,172)
Total shareholders’ equity	7,626,383	7,625,737	7,507,519	7,638,095	7,530,175
	$59,642,992	$59,179,913	$59,664,543	$58,405,718	$58,360,005

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ZIONS BANCORPORATION
Press Release – Page 11
July 26, 2016

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Interest income:
Interest and fees on loans	$433,743	$420,508	$429,842	$419,981	$420,642
Interest on money market investments	5,564	7,029	6,144	6,018	5,785
Interest on securities	47,645	47,364	37,573	30,231	28,809
Total interest income	486,952	474,901	473,559	456,230	455,236
Interest expense:
Interest on deposits	11,869	11,845	12,377	12,542	12,321
Interest on short- and long-term borrowings	10,234	10,214	12,349	18,311	19,211
Total interest expense	22,103	22,059	24,726	30,853	31,532
Net interest income	464,849	452,842	448,833	425,377	423,704
Provision for loan losses	34,492	42,145	22,701	18,262	566
Net interest income after provision for loan losses	430,357	410,697	426,132	407,115	423,138
Noninterest income:
Service charges and fees on deposit accounts	42,108	41,261	42,445	43,196	41,616
Other service charges, commissions and fees	51,906	49,474	49,335	47,968	46,602
Wealth management income	8,788	7,954	7,953	7,496	8,160
Loan sales and servicing income	10,178	7,979	6,915	7,728	8,382
Capital markets and foreign exchange	4,545	5,667	6,255	6,624	7,275
Dividends and other investment income	6,226	4,639	2,986	8,449	9,343
Fair value and nonhedge derivative income (loss)	(1,910)	(2,585)	688	(1,555)	1,844
Equity securities gains (losses), net	2,709	(550)	53	3,630	4,839
Fixed income securities gains (losses), net	25	28	(7)	(53)	(138,436)
Other	1,142	2,894	2,018	2,461	5,693
Total noninterest income	125,717	116,761	118,641	125,944	(4,682)
Noninterest expense:
Salaries and employee benefits	241,341	258,338	236,037	242,023	251,133
Occupancy, net	29,621	29,779	30,618	29,477	30,095
Furniture, equipment and software	30,550	32,015	31,820	30,416	31,247
Other real estate expense	(527)	(1,329)	(536)	(40)	(445)
Credit-related expense	5,845	5,934	7,582	6,914	8,106
Provision for unfunded lending commitments	(4,246)	(5,812)	(6,551)	1,428	(2,326)
Professional and legal services	12,229	11,471	13,129	12,699	13,110
Advertising	5,268	5,628	5,692	6,136	6,511
FDIC premiums	9,580	7,154	9,194	8,500	8,609
Amortization of core deposit and other intangibles	1,979	2,014	2,273	2,298	2,318
Debt extinguishment cost	106	247	135	—	2,395
Other	50,148	50,134	67,960	51,429	48,244
Total noninterest expense	381,894	395,573	397,353	391,280	398,997
Income before income taxes	174,180	131,885	147,420	141,779	19,459
Income taxes	60,231	41,448	44,933	40,780	5,499
Net income	113,949	90,437	102,487	100,999	13,960
Preferred stock dividends	(13,543)	(11,660)	(14,290)	(16,761)	(15,060)
Preferred stock redemption	(9,759)	—	—	—	—
Net earnings (loss) applicable to common shareholders	$90,647	$78,777	$88,197	$84,238	$(1,100)

Weighted average common shares outstanding during the period:
Basic shares	204,236	203,967	203,884	203,668	202,888
Diluted shares	204,536	204,096	204,277	204,155	202,888
Net earnings (loss) per common share:
Basic	$0.44	$0.38	$0.43	$0.41	$(0.01)
Diluted	0.44	0.38	0.43	0.41	(0.01)

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ZIONS BANCORPORATION
Press Release – Page 12
July 26, 2016

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Commercial:
Commercial and industrial	$13,757	$13,590	$13,211	$13,035	$13,111
Leasing	426	437	442	427	402
Owner occupied	6,989	7,022	7,150	7,141	7,277
Municipal	756	696	676	600	589
Total commercial	21,928	21,745	21,479	21,203	21,379
Commercial real estate:
Construction and land development	2,088	1,968	1,842	2,214	2,062
Term	9,230	8,826	8,514	8,089	8,058
Total commercial real estate	11,318	10,794	10,356	10,303	10,120
Consumer:
Home equity credit line	2,507	2,433	2,417	2,347	2,348
1-4 family residential	5,680	5,418	5,382	5,269	5,194
Construction and other consumer real estate	419	401	385	370	372
Bankcard and other revolving plans	460	439	444	428	409
Other	189	188	187	193	202
Total consumer	9,255	8,879	8,815	8,607	8,525
Loans and leases, net of unearned income and fees	$42,501	$41,418	$40,650	$40,113	$40,024

Nonperforming Assets
(Unaudited)

(Amounts in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Nonaccrual loans	$547,402	$541,768	$349,860	$359,272	$372,830
Other real estate owned	8,354	10,411	7,092	12,799	13,269
Total nonperforming assets	$555,756	$552,179	$356,952	$372,071	$386,099
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	1.30%	1.33%	0.87%	0.92%	0.96%
Accruing loans past due 90 days or more	$28,994	$37,202	$32,024	$34,857	$27,204
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.07%	0.09%	0.08%	0.09%	0.07%
Nonaccrual loans and accruing loans past due 90 days or more	$576,396	$578,970	$381,884	$394,129	$400,034
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	1.35%	1.39%	0.94%	0.98%	1.00%
Accruing loans past due 30-89 days	$132,522	$100,341	$121,732	$118,361	$124,955
Restructured loans included in nonaccrual loans	143,379	132,524	103,004	108,387	118,358
Restructured loans on accrual	171,854	195,482	194,084	178,136	180,146
Classified loans	1,610,263	1,532,052	1,368,022	1,322,924	1,292,980

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 13
July 26, 2016

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Allowance for Loan Losses
Balance at beginning of period	$611,894	$606,048	$596,440	$609,375	$620,013
Add:
Provision for losses	34,492	42,145	22,701	18,262	566
Adjustment for FDIC-supported/PCI loans	—	—	5	—	38
Deduct:
Gross loan and lease charge-offs	(57,629)	(48,110)	(45,334)	(42,359)	(31,048)
Recoveries	19,588	11,811	32,236	11,162	19,806
Net loan and lease (charge-offs) recoveries	(38,041)	(36,299)	(13,098)	(31,197)	(11,242)
Balance at end of period	$608,345	$611,894	$606,048	$596,440	$609,375
Ratio of allowance for loan losses to loans and leases, at period end	1.43%	1.48%	1.49%	1.49%	1.52%
Ratio of allowance for loan losses to nonperforming loans, at period end	111%	113%	173%	166%	163%
Annualized ratio of net loan and lease charge-offs to average loans	0.36%	0.35%	0.13%	0.31%	0.11%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$69,026	$74,838	$81,389	$79,961	$82,287
Provision charged (credited) to earnings	(4,246)	(5,812)	(6,551)	1,428	(2,326)
Balance at end of period	$64,780	$69,026	$74,838	$81,389	$79,961
Total Allowance for Credit Losses
Allowance for loan losses	$608,345	$611,894	$606,048	$596,440	$609,375
Reserve for unfunded lending commitments	64,780	69,026	74,838	81,389	79,961
Total allowance for credit losses	$673,125	$680,920	$680,886	$677,829	$689,336
Ratio of total allowance for credit losses to loans and leases outstanding, at period end	1.58%	1.64%	1.68%	1.69%	1.72%

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ZIONS BANCORPORATION
Press Release – Page 14
July 26, 2016

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Loans held for sale	$13	$—	$—	$—	$—

Commercial:
Commercial and industrial	$341	$356	$164	$167	$165
Leasing	14	14	4	—	—
Owner occupied	69	74	74	77	89
Municipal	1	1	1	1	1
Total commercial	425	445	243	245	255
Commercial real estate:
Construction and land development	5	6	7	15	20
Term	51	33	40	39	44
Total commercial real estate	56	39	47	54	64
Consumer:
Home equity credit line	12	11	8	10	9
1-4 family residential	39	44	50	48	43
Construction and other consumer real estate	1	1	1	1	1
Bankcard and other revolving plans	1	2	1	1	1
Other	—	—	—	—	—
Total consumer	53	58	60	60	54
Total nonaccrual loans	$547	$542	$350	$359	$373

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Commercial:
Commercial and industrial	$32	$37	$18	$30	$13
Leasing	—	—	—	—	—
Owner occupied	—	(1)	—	3	(3)
Municipal	—	—	—	—	—
Total commercial	32	36	18	33	10
Commercial real estate:
Construction and land development	(1)	(2)	(2)	(2)	(1)
Term	7	—	(4)	(1)	2
Total commercial real estate	6	(2)	(6)	(3)	1
Consumer:
Home equity credit line	—	1	(1)	1	—
1-4 family residential	(1)	1	1	—	—
Construction and other consumer real estate	—	—	(1)	(1)	—
Bankcard and other revolving plans	1	—	2	—	1
Other	—	—	—	1	(1)
Total consumer loans	—	2	1	1	—
Total net charge-offs (recoveries)	$38	$36	$13	$31	$11

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ZIONS BANCORPORATION
Press Release – Page 15
July 26, 2016

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	June 30, 2016		March 31, 2016		June 30, 2015
(In thousands)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$4,045,333	0.55%	$5,122,483	0.55%	$8,414,602	0.28%
Securities:
Held-to-maturity	669,372	4.46%	562,040	4.86%	583,349	5.06%
Available-for-sale	8,852,688	1.93%	8,108,708	2.11%	4,585,760	1.99%
Trading account	78,479	3.88%	53,367	3.56%	76,706	3.19%
Total securities	9,600,539	2.13%	8,724,115	2.30%	5,245,815	2.35%
Loans held for sale	126,045	3.52%	140,423	3.95%	115,377	3.48%
Loans held for investment [2]:
Commercial	21,934,114	4.20%	21,624,134	4.20%	21,527,723	4.22%
Commercial real estate	11,169,157	4.31%	10,555,869	4.23%	10,089,092	4.47%
Consumer	9,004,845	3.88%	8,822,899	3.90%	8,514,519	3.91%
Total loans held for investment	42,108,116	4.16%	41,002,902	4.14%	40,131,334	4.22%
Total interest-earning assets	55,880,033	3.55%	54,989,923	3.51%	53,907,128	3.42%
Cash and due from banks	520,769		727,577		591,347
Allowance for loan losses	(606,228)		(600,216)		(621,348)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	13,527		15,379		22,135
Other assets	2,723,529		2,679,525		2,558,514
Total assets	$59,545,759		$58,826,317		$57,471,905

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$25,779,999	0.14%	$25,350,037	0.15%	$24,514,516	0.16%
Time	2,192,366	0.46%	2,087,698	0.44%	2,300,593	0.43%
Foreign	138,583	0.28%	235,331	0.26%	325,640	0.14%
Total interest-bearing deposits	28,110,948	0.17%	27,673,066	0.17%	27,140,749	0.18%
Borrowed funds:
Federal funds and other short-term borrowings	546,707	0.24%	267,431	0.18%	214,287	0.14%
Long-term debt	790,103	5.05%	809,123	5.02%	1,076,178	7.13%
Total borrowed funds	1,336,810	3.08%	1,076,554	3.82%	1,290,465	5.97%
Total interest-bearing liabilities	29,447,758	0.30%	28,749,620	0.31%	28,431,214	0.44%
Noninterest-bearing deposits	21,839,395		21,881,777		20,984,073
Other liabilities	596,697		579,453		559,722
Total liabilities	51,883,850		51,210,850		49,975,009
Shareholders’ equity:
Preferred equity	778,844		828,490		1,004,031
Common equity	6,883,065		6,786,977		6,492,865
Total shareholders’ equity	7,661,909		7,615,467		7,496,896
Total liabilities and shareholders’ equity	$59,545,759		$58,826,317		$57,471,905

Spread on average interest-bearing funds		3.25%		3.20%		2.98%

Net yield on interest-earning assets		3.39%		3.35%		3.18%
1 Taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 16
July 26, 2016

GAAP to Non-GAAP Reconciliations
(Unaudited)

(In thousands, except per share amounts)		June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Tangible Book Value per Common Share

Total shareholders’ equity (GAAP)		$7,626,383	$7,625,737	$7,507,519	$7,638,095	$7,530,175
Preferred stock		(709,601)	(828,490)	(828,490)	(1,004,159)	(1,004,032)
Goodwill		(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Core deposit and other intangibles		(12,281)	(14,259)	(16,272)	(18,546)	(20,843)
Tangible common equity (non-GAAP)	(a)	$5,890,372	$5,768,859	$5,648,628	$5,601,261	$5,491,171
Common shares outstanding	(b)	205,104	204,544	204,417	204,279	203,741
Tangible book value per common share (non-GAAP)	(a/b)	$28.72	$28.20	$27.63	$27.42	$26.95

		Three Months Ended
(Dollar amounts in thousands)		June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Tangible Return on Average Tangible Common Equity

Net earnings (loss) applicable to common shareholders (GAAP)		$90,647	$78,777	$88,197	$84,238	$(1,100)
Adjustments, net of tax:
Amortization of core deposit and other intangibles		1,227	1,249	1,446	1,461	1,472
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$91,874	$80,026	$89,643	$85,699	$372
Average common equity (GAAP)		$6,883,065	$6,786,977	$6,765,737	$6,655,513	$6,492,865
Average goodwill		(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Average core deposit and other intangibles		(13,527)	(15,379)	(17,453)	(19,726)	(22,135)
Average tangible common equity (non-GAAP)	(b)	$5,855,409	$5,757,469	$5,734,155	$5,621,658	$5,456,601
Number of days in quarter	(c)	91	91	92	92	91
Number of days in year	(d)	366	366	365	365	365
Tangible return on average tangible common equity (non-GAAP)	(a/b/c*d)	6.31%	5.59%	6.20%	6.05%	0.03%

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ZIONS BANCORPORATION
Press Release – Page 17
July 26, 2016

		Three Months Ended
(Dollar amounts in thousands)		June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Efficiency Ratio

Noninterest expense (GAAP) [1]	(a)	$381,894	$395,573	$397,353	$391,280	$398,997
Adjustments:
Severance costs		201	3,471	3,581	3,464	1,707
Other real estate expense		(527)	(1,329)	(536)	(40)	(445)
Provision for unfunded lending commitments		(4,246)	(5,812)	(6,551)	1,428	(2,326)
Debt extinguishment cost		106	247	135	—	2,395
Amortization of core deposit and other intangibles		1,979	2,014	2,273	2,298	2,318
Restructuring costs		47	996	777	1,630	679
Total adjustments	(b)	(2,440)	(413)	(321)	8,780	4,328
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$384,334	$395,986	$397,674	$382,500	$394,669
Taxable-equivalent net interest income (GAAP)	(d)	$470,913	$458,242	$453,780	$429,782	$428,015
Noninterest income (GAAP) [1]	(e)	125,717	116,761	118,641	125,944	(4,682)
Combined income	(d+e)=(f)	596,630	575,003	572,421	555,726	423,333
Adjustments:
Fair value and nonhedge derivative income (loss)		(1,910)	(2,585)	688	(1,555)	1,844
Equity securities gains (losses), net		2,709	(550)	53	3,630	4,839
Fixed income securities gains (losses), net		25	28	(7)	(53)	(138,436)
Total adjustments	(g)	824	(3,107)	734	2,022	(131,753)
Adjusted taxable-equivalent revenue (non-GAAP)	(f-g)=(h)	$595,806	$578,110	$571,687	$553,704	$555,086
Adjusted pre-provision net revenue (PPNR)	(h-c)	$211,472	$182,124	$174,013	$171,204	$160,417
Efficiency ratio [1]	(c/h)	64.5%	68.5%	69.6%	69.1%	71.1%
1In the first quarter of 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from “Other” noninterest expense to “Other service charges, commissions and fees” in noninterest income in order to offset this expense against the associated revenue. Prior period amounts have been reclassified to reflect this change.

# # #

ZIONS BANCORPORATION
Press Release – Page 18
July 26, 2016

		Six Months Ended
(Dollar amounts in thousands)		June 30, 2016	June 30, 2015
Efficiency Ratio

Noninterest expense (GAAP) [1]	(a)	$777,467	$791,974
Adjustments:
Severance costs		3,672	3,960
Other real estate expense		(1,856)	(71)
Provision for unfunded lending commitments		(10,058)	(1,115)
Debt extinguishment cost		353	2,395
Amortization of core deposit and other intangibles		3,993	4,676
Restructuring costs		1,043	1,445
Total adjustments	(b)	(2,853)	11,290
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$780,320	$780,684
Taxable-equivalent net interest income (GAAP)	(d)	$929,155	$849,596
Noninterest income (GAAP) [1]	(e)	242,478	112,656
Combined income	(d+e)=(f)	1,171,633	962,252
Adjustments:
Fair value and nonhedge derivative income (loss)		(4,495)	756
Equity securities gains (losses), net		2,159	8,192
Fixed income securities gains (losses), net		53	(138,675)
Total adjustments	(g)	(2,283)	(129,727)
Adjusted taxable-equivalent revenue (non-GAAP)	(f-g)=(h)	$1,173,916	$1,091,979
Adjusted pre-provision net revenue (PPNR)	(h-c)=(i)	$393,596	$311,295
Efficiency ratio [1]	(c/h)	66.5%	71.5%
1In the first quarter of 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from “Other” noninterest expense to “Other service charges, commissions and fees” in noninterest income in order to offset this expense against the associated revenue. Prior period amounts have been reclassified to reflect this change.

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company and in predicting future performance. These non-GAAP financial measures are used by management to assess the performance of the Company’s business or its financial position for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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